Exhibit 99.1

News Release

For Further Information Call:

John P. Jordan

Vice President, Chief Financial Officer & Treasurer

Voice: 860-347-8506

inquire@zygo.com

ZYGO REPORTS RESULTS FOR FIRST QUARTER FISCAL 2014

MIDDLEFIELD, Conn, November 7, 2013 – Zygo Corporation (Nasdaq: ZIGO) today announced its financial results for the first quarter of fiscal 2014 ended September 30, 2013 and points out the following highlights in the quarter:

•	Large continuation orders for both medical device and semiconductor products.

•	Continued strong Backlog of $86.7 million.

•	Introduced Nexview optical profiler with significantly expanded functionality.

Revenue in the first quarter of fiscal 2014 was $40.1 million compared with $40.0 million in fourth quarter of fiscal 2013 and $40.2 million in the comparable prior year quarter. As reflected in the “Reconciliation of Reported Results to Non-GAAP Results,” in this press release, there was significant disparity between GAAP and non-GAAP results in the current year and previous year first quarter attributable to nonrecurring charges and credits, primarily related to income taxes. On a GAAP basis, net income in the first quarter of fiscal 2014 was $0.4 million, or $0.02 per diluted share, compared with $2.4 million, or $0.13 per diluted share, in the comparable prior year quarter. If the nonrecurring items are removed from the results, non-GAAP net income in the first quarter of fiscal 2014 was $2.4 million, or $0.12 per diluted share, compared with non-GAAP net income of $2.0 million, or $0.10 per diluted share, in the comparable prior year quarter.

Bookings for the first quarter of fiscal 2014 were $37.0 million, compared with $42.0 million in the previous quarter and $37.3 million in the comparable prior year quarter. Bookings for the Metrology Solutions Division were 63% of the total; Optical Systems Division bookings were 37%. Backlog was $86.7 million at September 30, 2013, compared to $89.8 million at June 30, 2013 and $65.1 million at September 30, 2012. Metrology Solutions Division orders represented 48% of the total ending backlog, Optical Systems Division orders were 52% of the backlog.

Commenting on the first quarter results, Gary K. Willis, recently-appointed interim Chief Executive Officer of Zygo Corporation, commented, “Bookings and revenue in the quarter were consistent with our expectations, and we made progress on increasing gross margins during the quarter. Market reaction to the recently-introduced Nexview profiler and our MiniTM interferometer and ZeGageTM optical profiler have been positive, and we anticipate increased order bookings momentum going forward. The executive level transition is proceeding well with a well-defined organization in place. As part of our ongoing evaluation of the Company’s leadership needs, we are in the early stages of identifying candidates for a permanent Chief Executive Officer.”

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John P. Jordan, Vice President, Chief Financial Officer and Treasurer of Zygo Corporation, said, “Gross margin improvement of two percentage points, or $0.8 million, over the prior year quarter on a similar revenue base was attributable to better performance in the Optics segment. Operating expenses increased consistent with our continuing commitment to new product development and primarily to reflect the costs associated with a terminated acquisition effort. As set forth in the ‘Reconciliation of Reported Results to Non-GAAP Results,’ the net income and EPS for the quarter on a GAAP basis included those acquisition expenses and certain non-cash adjustments to the tax provision to correct certain deferred tax balances, both of which are not expected to recur. Non-GAAP net income of $2.4 million and diluted EPS of $0.12, compared to the analogous amounts in the prior year quarter of $2.0 million and $0.10, exclude those unusual items.”

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics and electro-optical design and manufacturing services serving customers in the semiconductor capital equipment, bio-medical, scientific and industrial markets.

Note: Zygo’s teleconference to discuss the results of the first quarter of fiscal 2014 will be held at 5 PM Eastern Time on November 7, 2013 and can be accessed by dialing (800) 381-7839. This call is web cast live on Zygo’s web site at www.zygo.com. The call may also be accessed for 30 days following the teleconference.

Forward-Looking Statements

All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations and the business strategy, plans, anticipated revenues, bookings, market acceptance, growth rates, market opportunities and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements provide management’s current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan(s),” “strategy,” “project,” “should” and other words of similar meaning in connection with a discussion of current or future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers; fluctuations in revenues to our major customers; manufacturing and supply chain risks; risks of order cancellations, push-outs and de-bookings; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; risks related to the integration of manufacturing facilities; risks related to any reorganization of our business; risks related to changes in management personnel, including risks related to the Company’s recent and announced changes in senior management and the Board of Directors; dependence on proprietary technology and key personnel; length of the revenue cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; and risks related to business acquisitions. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release except as required by law. Further information on potential factors that could affect Zygo Corporation’s business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2013, filed with the Securities and Exchange Commission on September 13, 2013.

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Zygo Corporation and Subsidiaries
Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,
	2013	2012

Net revenue	$40,118	$40,206
Cost of goods sold	21,781	22,713
Gross profit	18,337	17,493

Selling, general and administrative expenses	9,953	8,521
Research, development and engineering expenses	4,965	4,581
Operating profit	3,419	4,391

Other income
Miscellaneous income, net	290	36
Total other income	290	36
Income before income tax, including noncontrolling interest	3,709	4,427
Income tax expense	(3,160)	(1,433)
Net income including noncontrolling interest	549	2,994
Less: Net income attributable to noncontrolling interest	149	606
Net income attributable to Zygo Corporation	$400	$2,388

Earnings per share attributable to Zygo Corporation
Basic shares	$0.02	$0.13
Diluted shares	$0.02	$0.13

Weighted average shares outstanding
Basic shares	18,615	18,341
Diluted shares	19,254	19,047
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Zygo Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	September 30, 2013	June 30, 2013

Assets
Current assets:
Cash and cash equivalents	$84,484	$83,056
Receivables, net	30,667	32,360
Inventories	30,539	30,185
Prepaid expenses, prepaid taxes and other current assets	4,688	5,429
Revenue recognized in excess of billings on uncompleted contracts	4,756	5,342
Deferred income taxes	13,085	7,261
Total current assets	168,219	163,633
Marketable securities	667	662
Property, plant and equipment, net	36,604	34,343
Deferred income taxes	6,189	14,967
Intangible assets, net	4,497	4,615
Total assets	$216,176	$218,220

Liabilities and Equity
Current liabilities:
Accounts payable	$7,634	$7,170
Accrued expenses	16,905	19,446
Income tax payable	336	19
Total current liabilities	24,875	26,635

Deferred taxes and long-term liabilities	4,040	5,701

Commitments and contingencies	—	—

Total shareholders’ equity - Zygo Corporation	185,047	183,841
Noncontrolling interest	2,214	2,043
Total equity	187,261	185,884
Total liabilities and equity	$216,176	$218,220
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Zygo Corporation and Subsidiaries

Reconciliation of Reported Results to Non-GAAP Results

(Unaudited)

(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,
	2013	2012

GAAP Income before income tax, including noncontrolling interest (as reported)	3,709	4,427
Adjustment to selling, general and administrative expenses (Note 1)	628	—
Total adjusted Income before income tax, including noncontrolling interest	$4,337	$4,427

Net income attributable to noncontrolling interest (as reported)	149	606

GAAP income tax expense (as reported)	(3,160)	(1,433)
Adjustment to income taxes (Note 1)	(228)	—
Adjustment to income taxes (Note 2)	—	(398)
Adjustment to income taxes (Note 3)	1,589
Total adjusted income tax expense	$(1,799)	$(1,831)

Adjusted net income attributable to Zygo Corporation	$2,389	$1,990

GAAP earnings per diluted share attributable to Zygo Corporation (as reported)	$0.02	$0.13
Adjusted earnings per diluted share attributable to Zygo Corporation	$0.12	$0.10
Weighted average shares used in diluted shares calculation	19,254	19,047

Note 1 - The Company’s first quarter fiscal 2014 reported results included one-time business development costs and related tax affect incurred in connection with a terminated acquisition effort.

Note 2 - The Company’s first quarter fiscal 2013 reported results include adjustments to correct an error in recording deferred tax asset balances as of June 30, 2012, relating to fixed assets and foreign tax credits.

Note 3 - The Company’s first quarter fiscal 2014 reported results include adjustments to correct errors in recording deferred tax asset balances as of June 30, 2012 and 2013, relating to foreign dividends and state R&D tax credits.

Adjusted net income and adjusted net earnings per diluted share are operating performance measures defined by the Company and used by the Company’s management to evaluate its operating activities, and a reconciliation of such amounts to reported results is presented above. These non-GAAP measures are not alternatives to, and are not intended to replace, the most directly comparable reported measures under GAAP and should not be considered as alternatives to net income and net earnings per diluted share, or any other measure of consolidated operating results, under GAAP. The Company believes that providing such non-GAAP measures and reconciliation is useful to users of the financial statements, since such measures involve certain significant and unusual adjustments to the Company’s results, thus enhancing comparability of the Company’s results between periods presented.

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